Exhibit 10.2
AMENDMENT NO. 1 TO SALES AGREEMENT
     This AMENDMENT NO. 1 TO SALES AGREEMENT (the “Amendment”), dated June 4, 2007, is made and entered into by and between Brinson Patrick Securities Corporation, having its principal office at 330 Madison Avenue, 9th Floor, New York, New York 10017 (the “Sales Manager”) and Avanir Pharmaceuticals, a corporation organized and existing under the laws of the State of California (the “Company”).
RECITALS:
     A. The Sales Manager and the Company are parties to a Sales Agreement dated as of December 15, 2006 (the “Original Agreement”), pursuant to which, among other things, the Company may offer and sell through the Sales Manager, as agent, and the Sales Manager agreed to sell, as agent for the Company, on a best efforts basis, up to 5,684,000 shares of the Company’s Class A Common Stock, no par value (“Common Stock”).
     B. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Original Agreement.
     C. In connection with the proposed issuance and sale by the Company, through Sales Manager, as agent, of an additional 6,000,000 shares of Common Stock (the “Additional Shares”), the Company and the Sales Manager desire the amend the Original Agreement as set forth below.
NOW, THEREFORE, the Company and the Sales Manager hereby agree as follows:
          1. Representations and Warranties of the Company. The Company hereby represents and warrants to the Sales Manager as follows: the Company has full power and authority to execute and deliver this Amendment and to carry out the transactions contemplated hereby. This Amendment has been duly authorized, executed and delivered by the Company. This Amendment constitutes a valid and binding agreement of the Company, assuming the due execution of this Amendment by the Sales Manager, enforceable against the Company in accordance with its terms, except that (i) such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.
          2. Representations and Warranties of the Sales Manager. The Sales Manager hereby represents and warrants to the Company as follows: the Sales Manager has full power and authority to execute and deliver this Amendment and to carry out the transactions contemplated hereby. This Amendment has been duly authorized, executed and delivered by the Sales Manager. This Amendment constitutes a valid and binding agreement of the Sales Manager, assuming the due execution of this Amendment by the Company, enforceable against the Sales Manager in accordance with its terms, except that (i) such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.
          3. Amendments to Definitions. The Company and the Sales Manager hereby agree that (a) the term “Agreement,” a defined in and for all purposes under the Original Agreement and this Amendment, is hereby amended to refer to the Original Agreement as amended by this Amendment, (b) the term “Maximum Amount,” as defined in and for all purposes under the Agreement, is hereby amended to refer to up to an aggregate of 11,684,000 shares of Common Stock that the Company may issue and sell through the Sales Manager, as agent, and the Sales Manager may sell, as agent for the Company, all in accordance with the terms and conditions of the Agreement and (c) the term “Stock,” as defined in and for all purposes under the Agreement, including without limitation Section 2.1(c) of the Agreement relating to the compensation to the Sales Manager for sales of Stock under the Agreement, is hereby amended to refer to and include all shares of the Stock (as originally defined in the Agreement) and the Additional Shares. For the avoidance of doubt and for purposes of calculating the fees payable to the Sales Manager under Section 2.1(c) of the Agreement, all sales of Stock made under the Agreement prior to the effectiveness of this Amendment shall be aggregated with sales made following the effectiveness of this Amendment.
          4. No Other Changes. Except as amended hereby, the Agreement shall remain in full force and effect and in accordance with its terms. This Amendment shall be limited solely for the purpose and to the extent expressly set forth herein and nothing express or implied shall constitute an amendment, supplement, modification or waiver to any of other term, provision or condition of the Agreement.
          5. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws.
          6. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties agree that this Amendment will be considered signed when the signature of a party is delivered by facsimile transmission. Such facsimile transmission shall be treated in all respects as having the same effect as an original signature.
[Signature Pages Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first written above

COMPANY: AVANIR PHARMACEUTICALS
By:	/s/ Keith A. Katkin
	Name:	Keith A. Katkin
	Title:	President and Chief Executive Officer

SALES MANAGER: BRINSON PATRICK SECURITIES CORPORATION
By:	/s/ Todd Wyche
	Name:	Todd Wyche
	Title:	Managing Director